                                                                    EXHIBIT 99.4

                           GOLDLEAF TECHNOLOGIES, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2005 AND 2004
            AND FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Goldleaf Technologies, Inc. and Subsidiary

     We have audited the accompanying consolidated balance sheets of Goldleaf Technologies, Inc. and subsidiary (the "Company") as of December 31, 2005 and 2004, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' deficit, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Goldleaf Technologies, Inc. and subsidiary at December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton, LLP
Raleigh, North Carolina

April 17, 2006

                   GOLDLEAF TECHNOLOGIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2005 AND 2004

(DOLLARS IN THOUSANDS)                                                                                2005        2004
                                                                                                    --------    --------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents ....................................................................   $  1,246    $    645
   Restricted cash ..............................................................................     11,258       3,562
   Accounts receivable -- trade, net of allowance for doubtful
      accounts of $191 and $373, respectively ...................................................        537         420
   Prepaid and other current assets .............................................................        112          87
                                                                                                    --------    --------
      Total current assets ......................................................................     13,153       4,714
                                                                                                    --------    --------

PROPERTY AND EQUIPMENT, NET .....................................................................      1,826         549

OTHER ASSETS:
   Intangible assets, net .......................................................................      1,854       2,258
   Goodwill .....................................................................................      2,403       2,403
                                                                                                    --------    --------
      Total other assets ........................................................................      4,257       4,661
                                                                                                    --------    --------
         Total assets ...........................................................................   $ 19,236    $  9,924
                                                                                                    ========    ========

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
   Accounts payable .............................................................................   $    478    $    427
   Accrued liabilities ..........................................................................      1,006         543
   Customer deposits ............................................................................     11,258       3,562
   Current portion of capital lease obligations .................................................        256         107
   Deferred revenue .............................................................................      2,735       2,220
   Line of credit ...............................................................................         --         300
                                                                                                    --------    --------
      Total current liabilities .................................................................     15,733       7,159
                                                                                                    --------    --------
DEFERRED REVENE, net of current portion .........................................................      4,301       3,359
CAPITAL LEASE OBLIGATIONS, net of current portion ...............................................      1,322         256
                                                                                                    --------    --------
      Total liabilities .........................................................................     21,356      10,774
                                                                                                    --------    --------

COMMITMENTS AND CONTINGENCIES ...................................................................         --          --

   Redeemable Convertible Preferred Stock, 30,000,000 shares authorized (5,000,000 undesignated):
      Series A convertible, $0.01 par value; 25,000,000 shares authorized;
      22,500,000 shares issued and outstanding in each period; aggregate
      redemption amount of $21,297 ..............................................................     19,429      16,514

STOCKHOLDERS' DEFICIT:
   Common stock, $0.01 par value 50,000,000 shares authorized and
      8,562,964 shares issued and outstanding in each period ....................................         86          86
   Additional paid-in capital ...................................................................      2,606       2,606
   Accumulated deficit ..........................................................................    (24,241)    (20,056)
                                                                                                    --------    --------
      Total stockholders' deficit ...............................................................    (21,549)    (17,364)
                                                                                                    --------    --------
         Total liabilities and stockholders' deficit ............................................   $ 19,236    $  9,924
                                                                                                    ========    ========

   The accompanying notes are an integral part of these consolidated financial statements.

                   GOLDLEAF TECHNOLOGIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

(IN THOUSANDS)                                                    2005      2004      2003
                                                                -------   -------   -------
REVENUES:
      Total revenues ........................................   $ 9,412   $ 6,046   $ 4,892

OPERATING EXPENSES:
   General and administrative ...............................     6,114     3,937     3,129
   Selling and marketing ....................................     3,420     3,018     2,391
   Research and development .................................       784       718       754
   Amortization .............................................       403       403       403
                                                                -------   -------   -------
      Total operating expenses ..............................    10,721     8,076     6,677
                                                                -------   -------   -------
OPERATING LOSS ..............................................    (1,309)   (2,030)   (1,785)
INTEREST INCOME (EXPENSE), NET ..............................        39       (26)       (8)
                                                                -------   -------   -------
LOSS BEFORE INCOME TAXES ....................................    (1,270)   (2,056)   (1,793)
   Income tax provision (benefit) ...........................        --        --        --
                                                                -------   -------   -------
NET LOSS ....................................................    (1,270)   (2,056)   (1,793)
   Accretion of preferred stock dividends and redemption ....    (2,915)   (2,585)   (2,294)
                                                                -------   -------   -------
NET LOSS ALLOCABLE TO COMMON STOCKHOLDERS ...................   $(4,185)  $(4,641)  $(4,087)
                                                                =======   =======   =======

   The accompanying notes are an integral part of these consolidated financial statements.

                   GOLDLEAF TECHNOLOGIES, INC. AND SUBSIDIARY

      CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                              STOCKHOLDERS' DEFICIT

              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                SHARES OF
                                                REDEEMABLE               SHARES OF            ADDITIONAL
                                               CONVERTIBLE                COMMON                PAID-IN    ACCUMULATED
(IN THOUSANDS)                               PREFERRED STOCK    AMOUNT     STOCK     AMOUNT     CAPITAL      DEFICIT       TOTAL
                                             ---------------   -------   ---------   ------   ----------   -----------   --------
Balance January 1, 2003 ..................        22,500       $11,635     8,563       $86      $2,606      $(11,328)    $ (8,636)
   Accretion of preferred stock
      dividends and redemption ...........            --         2,294        --        --          --        (2,294)      (2,294)
   Comprehensive income: 2003 net loss ...            --            --        --        --          --        (1,793)      (1,793)
                                                  ------       -------     -----       ---      ------      --------     --------
Balance December 31, 2003 ................        22,500       $13,929     8,563       $86      $2,606      $(15,415)    $(12,723)
                                                  ======       =======     =====       ===      ======      ========     ========
   Accretion of preferred stock
      dividends and redemption ...........            --         2,585        --        --          --        (2,585)      (2,585)
   Comprehensive income: 2004 net loss ...            --            --        --        --          --        (2,056)      (2,056)
                                                  ------       -------     -----       ---      ------      --------     --------
Balance December 31, 2004 ................        22,500       $16,514     8,563       $86      $2,606      $(20,056)    $(17,364)
                                                  ======       =======     =====       ===      ======      ========     ========
   Accretion of preferred stock
      dividends and redemption ...........            --         2,915        --        --          --        (2,915)      (2,915)
   Comprehensive income: 2005 net loss ...            --            --        --        --          --        (1,270)      (1,270)
                                                  ------       -------     -----       ---      ------      --------     --------
Balance December 31, 2005 ................        22,500       $19,429     8,563       $86      $2,606      $(24,241)    $(21,549)
                                                  ======       =======     =====       ===      ======      ========     ========

   The accompanying notes are an integral part of these consolidated financial statements.

                   GOLDLEAF TECHNOLOGIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

(IN THOUSANDS)                                                                           2005      2004      2003
                                                                                       -------   -------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ...........................................................................   $(1,270)  $(2,056)  $(1,793)
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization ...................................................       789       548       490
   Changes in assets and liabilities:
      Accounts receivable ..........................................................      (117)       11       (71)
      Prepaid and other current assets .............................................       (25)      (57)        6
      Accounts payable .............................................................        51        42       220
      Accrued liabilities ..........................................................       463        26       252
      Deferred revenue .............................................................     1,457     1,539     1,038
                                                                                       -------   -------   -------
      Net cash provided by operating activities ....................................     1,348        53       142
                                                                                       -------   -------   -------

CASH FLOWS FROM INVESTING ACTIVITIES:
           Additions to property and equipment .....................................      (255)      (88)      (65)
                                                                                       -------   -------   -------
           Net cash used in investing activities ...................................      (255)      (88)      (65)
                                                                                       -------   -------   -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayments on capitalized lease obligations .....................................      (192)      (65)       (7)
   Net (payments) proceeds from revolving line of credit ...........................      (300)      150        --
                                                                                       -------   -------   -------
         Net cash (used in) provided by financing activities .......................      (492)       85        (7)
                                                                                       -------   -------   -------

NET CHANGE IN CASH AND CASH EQUIVALENTS ............................................       601        50        70
CASH AND CASH EQUIVALENTS at beginning of year .....................................       645       595       525
                                                                                       -------   -------   -------
CASH AND CASH EQUIVALENTS at end of year ...........................................   $ 1,246   $   645   $   595
                                                                                       =======   =======   =======

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash payments of interest during period .........................................   $    96   $    28   $    10
                                                                                       =======   =======   =======
SUPPLEMENTAL NON-CASH DISCLOSURES:
   Dividends and redemption premium accreted on preferred stock ....................   $ 2,915   $ 2,585   $ 2,294
                                                                                       =======   =======   =======
   Property and equipment acquired by capital lease ................................   $ 1,407   $   292   $   143
                                                                                       =======   =======   =======

   The accompanying notes are an integral part of these consolidated financial statements.

                   GOLDLEAF TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Goldleaf Technologies, Inc. and its wholly-owned subsidiary, Goldleaf Payment Systems, Inc. (collectively, the "Company") was incorporated under the laws of the state of Delaware for the purpose of designing and hosting financial institutions' websites, providing automated clearing house ("ACH") transaction origination and processing services and remote check capture transaction origination and processing services. The Company operates primarily in the United States, Caribbean, and Central America. Its customers consist of financial institutions of various sizes, primarily community financial institutions. The Company has one majority-owned subsidiary, Goldleaf Payments Systems, LLC ("GPS").

     The market for the Company's services is concentrated in the financial institution industry. There are an increasing number of competitors and alternative products available and rapid consolidations in the financial institution industry. Consequently, the Company is exposed to a high degree of concentration risk relative to the financial institution industry environment.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary. All significant inter company transactions and balances have been eliminated.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments that mature in three months or less to be cash equivalents. The Company maintains cash and cash equivalents with high quality financial institutions; however, at times, deposits have exceeded the amount insured by the Federal Deposit Insurance Corporation.

RESTRICTED CASH

     The Company, through its originator direct product offering, maintains custodial bank accounts on behalf of certain customers. The bank accounts are in the Company's name as custodian and therefore are required to be shown as restricted cash with an offsetting liability reflected as customer deposits in the accompanying balance sheets.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over 5 years for furniture and equipment, 5 years for computer equipment and 3 years for purchased software. Expenditures for maintenance and repairs are charged to expense as incurred, whereas expenditures for renewals and betterments are capitalized.

     In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets and certain identifiable intangible assets (Note 3) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. If the sum of the expected undiscounted future cash flows from the use of an asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized based on the fair value of the asset. No such impairment losses were identified in 2005, 2004 and 2003.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     As of December 31, 2005 and 2004, the Company's accounts receivable included unbilled accounts receivable of $178,000 and $77,000.

     The Company estimates its allowance for doubtful accounts on a case-by-case basis, based on the facts and circumstances surrounding each potentially uncollectible receivable. An allowance is also maintained for expected billing adjustments and for accounts that are not specifically reviewed that may become uncollectible in the future. Uncollectible receivables are written-off in the period management believes it has exhausted every opportunity to collect payment from the customer. The Company considers customer balances in excess of sixty days past due to be delinquent and thus subject to consideration for the allowance for doubtful accounts.

INTANGIBLE ASSETS

     On January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). SFAS No. 142 addresses how intangible assets and goodwill should be accounted for upon and after their acquisition. Specifically, goodwill and intangible assets with indefinite useful lives are not amortized, but are subject to impairment tests based on their estimated fair value.

     Intangible and other assets consist primarily of the excess of purchase price over the fair value of the net tangible assets acquired as a result of the Company's acquisition of assets from Certegy E-Banking Services, Inc. in July 2001.

     The Company performed annual impairment evaluations of its intangible assets and goodwill as of each year end in the three year period ended December 31, 2005. The results of those evaluations did not result in an impairment of any of the intangibles or goodwill.

REVENUE RECOGNITION

Revenue Recognition

     The Company has three primary products from which its revenues are generated; ACH Manager and Client, Remote Deposit and web-site design and hosting.

ACH Manager and Client ("ACH") and Remote Deposit Revenue

     The ACH and Remote Deposit products are accounted for in accordance with EITF No. 00-21, Revenue Arrangements with Multiple Deliverables. These products are licensed under automatically renewing agreements, which allow the licensees use of the software for the term of the agreement (typically five years) and each renewal period. Typically, there is an up-front fee, an annual or monthly maintenance fee for each year of the contract, and per transaction fees for processing of ACH and Remote Deposit transactions. The Company also offers training services on a per training day basis if the customer requests training. The Company has not established sufficient evidence of stand-alone value of the distinct elements of the arrangement and therefore has deferred the up-front fees and is amortizing them to revenue over the estimated life of the customer relationship, which was estimated at six years for the ACH revenue stream and five years for the Remote Deposit revenue stream, for the periods presented in the accompanying financial statements. The annual maintenance fee covers phone support and any and all unspecified software enhancements and upgrades. Annual maintenance fees are deferred and recognized into income over the one-year life of the maintenance agreement. Monthly maintenance fees are recognized on a monthly basis as earned. The transaction fees are recognized monthly as the transactions occur. Training is recognized when delivered based on the fair value of the training services when delivered separately.

Web-site Design and Hosting

     The Company offers financial institution web-site design services as well as hosting services for the web-site once design is complete. The Company charges an up-front fee for the design services and charges a monthly web-site hosting fee each month of the contract, which is typically five years. Typically included in the monthly hosting fee is a limited amount of web-site maintenance hours each month. Any maintenance work exceeding the designated number of hours included in the monthly hosting fee are billed at an agreed to hourly rate as the services are rendered. The Company accounts for the web-site design and hosting services in accordance with EITF No. 00-21. The Company has not established objective and reliable evidence of fair value of the undelivered elements (the hosting and maintenance services) and therefore has deferred the up-front design fees and amortized to revenue over the estimated life of the customer, which was estimated at five years for the periods presented in the accompanying financial statements. Monthly hosting and maintenance revenues are recognized on a monthly basis as earned.

     The Company generates other miscellaneous revenue throughout the year which are recognized as revenue in the period earned.

INCOME TAXES

     The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is recorded, as necessary, to reduce net deferred tax assets to an amount which management believes is more likely than not to be realized.

CONCENTRATION OF REVENUES

     Substantially all of the Company's revenues are generated from financial institutions.

STOCK BASED COMPENSATION

     The Company has elected to account for its stock-based compensation plans under the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and does not utilize the fair value method. However, the Company has adopted the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation, and has adopted the additional disclosure requirements as specified in SFAS No. 148, Accounting For Stock-Based Compensation-Transition and Disclosure, for the three years ended December 31, 2005.

     The following table illustrates the effect on net loss available to common shareholders if the fair value based method had been applied to all outstanding and unvested awards in each period.

(IN THOUSANDS, EXCEPT PER SHARE DATA)                                     2005      2004      2003
                                                                        -------   -------   -------
Net loss, as reported................................................   $(1,270)  $(2,056)  $(1,793)
Add: Total stock-based employee compensation expense determined
   under fair value based method for all awards......................       (63)      (87)      (41)
                                                                        -------   -------   -------
Pro forma net loss...................................................   $(1,333)  $(2,143)  $(1,834)
                                                                        =======   =======   =======

SOFTWARE DEVELOPMENT COSTS

     The Company capitalizes costs of internally used software when application development begins in accordance with American Institute of Certified Public Accounts' Statement of Position ("AICPA SOP") No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This is generally defined as the point when research and development have been completed, the project feasibility is established, and management has approved a development plan. Many of the costs capitalized for internally used software are related to upgrades or enhancements of existing systems. These costs are only capitalized if the development costs will result in specific additional functionality of the existing system, and are capitalized at the point that application development begins. Typically these costs are amortized on a straight-line basis over a three to five year time period.

     At December 31, 2005 and 2004, there were no capitalized software development costs as no projects had met the capitalization criteria. There was no amortization expense associated with capitalized software development costs for the three years ended December 31, 2005.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     To meet the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company estimates the fair value of financial instruments. At December 31, 2005 and 2004, there were no material differences in the book values of the Company's financial instruments and their related fair values. Financial instruments primarily consist of cash, accounts receivable, accounts payable and debt instruments.

ADVERTISING COSTS

     The Company expenses all advertising costs in the period incurred. Such costs were immaterial in each period presented.

COMPREHENSIVE INCOME

     The Company applies the provisions of SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires that the changes in the amounts of certain items, including gains and losses on certain securities, be shown in the financial statements as a component of comprehensive income. The Company reports comprehensive income as a part of the consolidated statements of stockholders' equity (deficit).

SEGMENT DISCLOSURES

     The Company applies the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the method that business enterprises report information about operating segments in annual and interim financial statements. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic area and major customers. The Company operates in only one industry segment, financial institution services.

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued SFAS No. 123 (Revised 2004) Share-Based Payment ("SFAS No. 123R"). SFAS No. 123R replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123R is effective as of the beginning of the first annual reporting period that begins after December 15, 2005 and therefore the Company had planned to adopt SFAS 123R on January 1, 2006. However, as discussed in Note 13, the Company was acquired on January 31, 2006, and as part of that transaction all equity instruments of the Company were cancelled at that time.

2.   PROPERTY AND EQUIPMENT

     Property and equipment are classified as follows:

(IN THOUSANDS)                             2005     2004
                                          ------   -----
Purchased software.....................   $  299   $ 235
Computer equipment.....................    2,040     481
Furniture and equipment................      216     176
                                          ------   -----
                                           2,555     892
Less accumulated depreciation..........     (729)   (343)
                                          -------  ------
                                          $1,826   $ 549
                                          ======   =====

     Depreciation expense was approximately $386,000, $145,000, and $87,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

3.   INTANGIBLE AND OTHER ASSETS

     Intangible and other assets consist of the following:

(IN THOUSANDS)                                                                    2005     2004
                                                                                 ------   ------
Customer lists, net of accumulated amortization of $823 and $634, respectively; estimated life of 10 years; (remaining weighted average
   life of 67 months).........................................................   $1,068   $1,258
Acquired technology, net of accumulated amortization of $946 and $732, respectively; estimated life of 7
   years; (remaining weighted average life of 31 months)......................      554      768
Tradename.....................................................................      232      232
                                                                                 ------   ------
                                                                                 $1,854   $2,258
                                                                                 ======   ======

     Amortization expense of identified intangible assets during the years ended December 31, 2005, 2004 and 2003 was approximately $403,000, $403,000, and
$403,000, respectively.

     The estimated amortization expense of intangible assets during the next five years is as follows (in thousands):

2006.....................................................   $  403
2007.....................................................      403
2008.....................................................      315
2009 ....................................................      189
2010 ....................................................      189
2011 and thereafter......................................      123
                                                            ------
                                                            $1,622
                                                            ======

4.   ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

(IN THOUSANDS)                                       2005    2004
                                                    ------   ----
Bonuses, Commissions and other payroll costs.....   $  345   $ 52
Prepaid customer training fees...................       96     97
Sales tax accrual................................      439    303
Other............................................      126     91
                                                    ------   ----
                                                    $1,006   $543
                                                    ======   ====

5.   REVOLVING LINES OF CREDIT

     During the three years ended December 31, 2005, the Company maintained a $300,000 revolving line of credit with the Bank of Nashville. During the period, this line of credit bore interest at a rate of prime plus 1%. The Company borrowed funds on this line from time to time during the period and at December 31, 2004, the outstanding balance was $300,000. This line of credit was closed on September 26, 2005.

     Additionally, during 2005, the Company opened a $1,000,000 revolving line of credit with First Premier Bank. Availability on this line of credit was limited to 75% of eligible accounts receivable. The line bears interest at the prime rate (7.25% at December 31, 2005) plus .5%. As of December 31, 2005, there were no borrowings outstanding on this line of credit. The First Premier Bank facility had restrictive financial covenants including a minimum working capital requirement and a maximum debt to net worth ratio and a minimum fixed charge coverage ratio. This line of credit was not renewed when it expired on April 1, 2006.

6.   CAPITAL LEASE OBLIGATIONS

     During 2004 and 2005, the Company entered into capital lease agreements for certain computer equipment, office equipment and software. The leases are due in monthly installments through May, 2010. Borrowings are collateralized by the leased property and bear interest at rates ranging from 3.62% to 9.75%. At December 31, 2005 and 2004, the net book value of the assets under these capital leases totaled $1,327,428 and $357,500, respectively, and are included in their respective captions for property and equipment. As of December 31, 2005, the future maturities of the Companies capital lease obligations are as follows:

(IN THOUSANDS)
2006                                  $  363
2007                                     452
2008                                     472
2009                                     430
2010                                     143
                                      ------
                                       1,860
Less - Amount representing interest     (282)
                                      ------
                                       1,578
Less - Current portion                  (256)
                                      ------
                                      $1,322
                                      ======

7.   INCOME TAXES

     No provision for federal or state income taxes has been recorded as the Company has cumulative net operating loss carry forwards exceeding the amount of current year taxable income.

     A reconciliation of the tax provision from the U.S. federal statutory rate of 34% to the effective rate for the three years ended December 31, 2005 is as follows:

(IN THOUSANDS)                                                 2005    2004    2003
                                                              -----   -----   -----
Tax expense (benefit) at U.S. federal statutory rate.......   $(432)  $(699)  $(610)
State tax expense (benefit), net of reduction to federal
   taxes...................................................     (58)    (94)    (82)
Expenses not deductible....................................      13       8      19
Other                                                            22      --      --
Change in valuation allowance                                   455     785     673
                                                              -----   -----   -----
Income tax provision (benefit), net........................   $  --   $  --   $  --
                                                              =====   =====   =====

     Significant components of the Company's deferred tax assets and liabilities, using an average tax rate of 39% at December 31, 2005 and 2004, respectively are as follows:

(IN THOUSANDS)                                                    2005      2004
                                                                -------   -------
Deferred tax assets:
   Deferred revenue..........................................   $ 2,418   $ 1,884
   Allowances on assets......................................        74       144
   Property and equipment and capitalized software costs.....       432       293
   Net operating loss and AMT carryforwards..................     1,400     1,584
   Accrued expenses..........................................       170       117
                                                                -------   -------
                                                                  4,494     4,022
      Less: valuation allowance                                  (4,436)   (3,981)
      Net deferred tax assets                                        58        41
Deferred tax liabilities:  Intangible assets.................        58        41
      Deferred tax assets....................................   $     0   $     0
                                                                =======   =======

     At December 31, 2005 and 2004, the Company provided a full valuation allowance against its net deferred income tax assets as management has concluded that realization of these benefits could not be reasonably assured. The increase in the valuation allowance resulted primarily from the reduction in net operating loss carryforwards and other deferred tax assets

     The Company has gross net operating loss carryforwards of approximately $2.3 million available as of December 31, 2005 for both federal and state tax purposes. These NOL carryforwards are available to offset future taxable income and expire at various times through 2020. The utilization of the federal net operating loss carryforwards may be subject to limitation under the rules regarding a change in stock ownership as determined by the Internal Revenue Code.

8.   REDEEMABLE CONVERTIBLE PREFERRED STOCK

     During 2001 and 2002, the Company issued 22,500,000 shares of Series A Convertible Preferred Stock in exchange for $9,000,000. Each share of Series A Preferred can be converted to common stock at the option of the shareholder at a one-to-one conversion rate. The conversion rate will be adjusted for common stock splits, reverse common stock splits, dividends and distributions. The holder of each share of Series A Preferred is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Preferred would be convertible. The preferred stock is entitled to cumulative dividends, in preference to the holders of any and all other classes of capital stock of the Company, at a rate of 9% per annum commencing on the date of issuance.

     In the event of any liquidation, dissolution or winding up of the Corporation which does not qualify as a Qualifying Liquidation, either voluntary or involuntary, the holders of Series A Preferred are entitled, at their election, to receive, prior and in preference to any distribution to the holders of common stock, an amount per share equal to the sum of $.40 for each outstanding share of Series A Preferred and an amount equal to accrued but unpaid dividends on such shares. Upon completion of this Series A Preferred liquidation distribution, any additional assets of the Company available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock and the holders of common stock on a pro rata basis of shares of common stock held by each, on an as converted basis.

     At any time on or after August 1, 2006, upon the receipt of written notice or notices delivered to the Corporation by the holders of the majority of the outstanding shares of Series A Preferred, the Company shall redeem all, or any portion of the then outstanding shares of Series A Preferred Stock held by such Electing Holders by paying in cash to the holders thereof in respect of each share the Redemption Price.

     The Redemption Price payable for each redeemed share of Series A Preferred will be equal to the greater of a) the Appraised Value of share as of the date of the request for redemption b) the Original Series A Issue Price plus an amount equal to all accrued but unpaid dividends on each share, plus a per annum amount for the period such share has been issued and outstanding equal to 12% (accrued and compounded in a daily basis from the Series A Original Issue Date).

     The Series A Preferred shares were initially recorded at the total net proceeds received by the Company upon issuance. The difference between the total net proceeds at issuance and the total redemption price is charged to retained earnings or accumulated deficit over the period from issuance until redemption first becomes available. The amount of accretion recognized during each period is determined by using the effective interest rate method. For the years ended December 31, 2005, 2004 and 2003, the accretion recognized was approximately $2,915,000, $2,585,000 and $2,294,000, respectively.

     The Series A Convertible Preferred Stock was acquired subsequent to December 31, 2005 as discussed in Note 13.

9.   EMPLOYEE STOCK OPTION PLAN AND WARRANTS

     The Company has one stock option plan: the 2001 Incentive Stock Option Plan. Options under this plan include non-qualified and incentive stock options and are issued to officers, key employees and directors of the Company. The Company has reserved 3,500,000 shares of common stock for this plan under which the options are granted at a minimum of 100% of the fair market value of common stock on the date of the grant, expire 10 years from the date of the grant and are exercisable at various times determined by the Board of Directors. The Company applies APB No. 25 in accounting for its options and, accordingly, no compensation cost has been recognized.

     A summary of the status of the Company's stock options is as follows:

                                                 WEIGHTED     WEIGHTED
                                                  AVERAGE     AVERAGE
                                     NUMBER OF   EXERCISE   CONTRACTUAL
                                       SHARES      PRICE        LIFE
                                     ---------   --------   -----------
Balance at December 31, 2002......   1,188,778     $0.40     8.5 years
                                     =========     =====     =========
   Granted........................     527,000      0.40
   Exercised......................           0      0.40
   Canceled.......................      (9,000)     0.40
                                     ----------    -----
Balance at December 31, 2003......   1,706,778     $0.40      8 years
                                     =========     =====      =======
   Granted........................     777,000      0.40
   Exercised......................           0      0.40
   Canceled.......................      (7,500)     0.40
                                     ----------    -----
Balance at December 31, 2004......   2,476,278     $0.40     7.6 years
                                     =========     =====     =========
   Granted........................           0      0.40
   Exercised......................           0      0.40
   Canceled.......................     (30,000)     0.40
                                     ---------     -----
Balance at December 31, 2005......   2,446,278     $0.40     6.6 years
                                     =========     =====     =========

     At the end of 2005, 2004 and 2003, the number of options exercisable was approximately 2,190,000, 1,782,000, and 1,074,000, respectively, and the weighted average exercise price of these options was $0.40 in each period.

     SFAS No. 123 requires that compensation expense related to options granted be calculated based on the fair value of the options as of the date of grant. Since the Company is not a public entity, the Company has calculated an estimated fair market value for all stock options granted using the minimal value method, which omits volatility. Under SFAS No. 123, the weighted average fair value of the 2004, 2003 and 2002 option grants at the date of grant was approximately $0.12, $0.10, and $0.10 per share, respectively. The fair value was calculated using a weighted average risk-free rate of 3.90%, 3.96%, and 4.97%, and expected dividend yield of 0% for 2004, 2003, and 2002 option grants, respectively, and an expected life of the options of 7 years for each option grant.

     During 2001, the Company granted common stock warrants totaling 1,060,500 at a weighted average exercise price of $0.60 per common share. The warrants were granted to a former preferred stockholder as an inducement to convert the shareholder's preferred shares into common shares. The warrants were fully vested on the grant date. The warrants were cancelled on January 31, 2006 in connection with the transaction described in Note 13.

10.  COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

     The Company leases office space and office equipment under various operating lease agreements, which expire periodically through 2010. Rent expense for the years ended December 31, 2005, 2004 and 2003 totaled approximately $522,000, $167,000, and $246,000, respectively, and is included in general and administrative expense in the consolidated statements of operations.

     As of December 31, 2005, the future minimum lease payments relating to operating lease obligations are as follows:

(IN THOUSANDS)
2006.......................................    $  468
2007.......................................       459
2008.......................................       210
2009.......................................       182
2010.......................................       152
                                               ------
                                               $1,471
                                               ======

     LEGAL PROCEEDINGS

     The Company is not currently a party to, and none of its material properties is currently subject to, any material litigation other than routine litigation incidental to its business.

11.  EMPLOYEE BENEFIT PLANS

     The Company has an employee savings plan, the Goldleaf Technologies, Inc. 401(k) Profit Sharing Plan (the "Plan"), which permits participants to make contributions by salary reduction pursuant to section 401(k) of the Internal Revenue Code. The Company can make matching contributions at its discretion. Employees are eligible for participation beginning with the quarter immediately following one year of service. The Company did not make any contributions to the Plan in 2005, 2004 and 2003, respectively

12.  RELATED PARTY TRANSACTIONS

     During the years ended December 31, 2005, 2004 and 2003, the Company rented office space to a related party in exchange for insurance brokerage and human resources services. Additionally, the Company processes payroll for the insurance brokerage firm. The Company was charged approximately $72,000, $31,000, and $63,000 for insurance and human resource related services during the years ended December 31, 2005, 2004 and 2003, respectively. The Company was reimbursed approximately $15,000, $11,000 and $1,000 for payroll processing and health insurance benefits for employees of the insurance brokerage firm.

     The Company hosts the web-site for Colonial Bank, who owns all of the Company's Series A convertible preferred stock. The Company received revenues totaling approximately $8,000, $11,000 and $11,000 for such web-site hosting services in the years ended December 31, 2005, 2004 and 2003, respectively.

     The Company received computer programming services in 2003 from a vendor that is minority owned by the CEO of Goldleaf. The fees paid for these services totaled approximately $10,000. Additionally, beginning in 2005, the Company began to host this vendor's web-site and was paid approximately $20,000 for these services during 2005.

13.  SUBSEQUENT EVENTS (UNAUDITED)

     On January 31, 2006, all of the outstanding capital stock of the Company was acquired by Private Business, Inc., ("PBiz") for $17.2 million total consideration, consisting of $16.8 million in cash and $350,000 in common stock of PBiz. The Company's operating results will be included with those of PBiz beginning as of the date of acquisition.